EXHIBIT 99.1

TRIANT HOLDINGS INC.
Consolidated Balance Sheets
(Unaudited)
(Expressed in Canadian dollars)

	June 30,	December 31,
	2008	2007

Assets

Current assets:
Cash and cash equivalents	$410,153	$995,106
Restricted cash (note 7 (b))	50,000	—
Accounts receivable:
Trade	526,485	598,815
Other	73,218	144,662
Inventory (note 3)	151,389	170,565
Prepaid expenses	147,161	183,408

	1,358,406	2,092,556

Property, plant and equipment	162,262	183,643

	$1,520,668	$2,276,199

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$18,975	$109,718
Accrued liabilities	282,933	282,422
Deferred revenue	204,167	146,582

	506,075	538,722

Shareholders’ equity:
Capital stock:
Preferred shares:
Authorized: No maximum, without par value Issued and outstanding: June 30, 2008 and December 31, 2007 - nil
Common shares:
Authorized: No maximum, without par value Issued and outstanding: June 30, 2008 - and December 31, 2007 - 4,170,399	36,809,322	36,809,322
Contributed surplus	3,440,680	3,399,100
Deficit	(39,235,409)	(38,470,945)

	1,014,593	1,737,477

	$1,520,668	$2,276,199

See accompanying notes to consolidated financial statements.
Approved on behalf of the Board:

/s/ Robert Heath	Director	/s/ Richard B. Grogan	Director

Robert Heath		Richard B. Grogan

TRIANT HOLDINGS INC.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(Expressed in Canadian dollars)

	Six months ended
	June 30,
	2008	2007

Revenue:
Licenses and products	$849,949	$413,721
Services and maintenance	1,156,922	1,418,003

	2,006,871	1,831,724

Cost of revenue	568,694	514,043

Gross margin	1,438,177	1,317,681

Operating expenses:
Selling, general and administrative	1,266,165	1,387,456
Research and development	962,461	1,037,212

	2,228,626	2,424,668

Loss from operations	(790,449)	(1,106,987)

Interest and other income	9,766	39,241
Foreign exchange gains (losses)	16,219	(110,206)
Gain on sale of marketable securities	—	334,143

Net and comprehensive loss for the period	$(764,464)	$(843,809)

Loss per common share	$(0.18)	$(0.20)

Weighted average number of common shares outstanding	4,170,399	4,158,008

See accompanying notes to consolidated financial statements.

TRIANT HOLDINGS INC.
Consolidated Statements of Shareholders’ Equity
(Unaudited)
(Expressed in Canadian dollars)

	Common shares		Contributed
	Shares	Amount	surplus	Deficit	Total

Balance, December 31, 2006	4,140,789	$36,739,395	$3,306,606	$(36,694,004)	$3,351,997

Issued for cash:
Exercises of stock options	29,610	50,985	—	—	50,985
Transfer from contributed surplus to share capital on exercise of options	—	18,942	(18,942)	—	—
Stock-based compensation	—	—	111,436	—	111,436
Net and comprehensive loss for the year	—	—	—	(1,776,941)	(1,776,941)

Balance, December 31, 2007	4,170,399	36,809,322	3,399,100	(38,470,945)	1,737,477

Stock-based compensation (note 4)	—	—	41,580	—	41,580
Net and comprehensive loss for the period	—	—	—	(764,464)	(764,464)

Balance, June 30, 2008	4,170,399	$36,809,322	$3,440,680	$(39,235,409)	$1,014,593

See accompanying notes to consolidated financial statements.

TRIANT HOLDINGS INC.
Consolidated Statements of Cash Flows
(Unaudited)
(Expressed in Canadian dollars)

	Six months ended
	June 30,
	2008	2007

Cash provided by (used in):

Operations:
Net loss and other comprehensive income for the period	$(764,464)	$(843,809)
Items not affecting cash:
Amortization	27,830	23,326
Stock-based compensation (note 4)	41,580	52,783
Gain on sale of marketable securities	—	(334,143)
Changes in operating assets and liabilities (note 5)	166,550	(327,395)

Net cash (used in) operating activities	(528,504)	(1,429,238)

Financing:
Common shares issued for cash, net of issue costs	—	50,985

Net cash provided by financing activities	—	50,985

Investments:
Acquisition of property, plant and equipment	(6,449)	(35,140)
Restricted cash (note 7 (b))	(50,000)	—
Proceeds from sale of marketable securities, net	—	334,143

Net cash provided by (used in) investing activities	(56,449)	299,003

Decrease in cash and cash equivalents	(584,953)	(1,079,250)

Cash and cash equivalents, beginning of period	995,106	3,000,615

Cash and cash equivalents, end of period	$410,153	$1,921,365

Cash and cash equivalents are comprised of:
Cash	$410,153	$834,750
Cash equivalents	—	1,086,615

	$410,153	$1,921,365

Supplemental cash flow information

Interest received	$9,766	$39,241
See accompanying notes to consolidated financial statements.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)
Six-month periods ended June 30, 2008 and 2007
1.	Nature of business and future operations:

Triant Holdings Inc. (“The Company”) designs, develops and markets sophisticated equipment health monitoring and fault detection software solutions and related services for the global semiconductor and flat-panel display industries. The Company provides innovative solutions that enable its customers to lower the production costs in their ‘state-of-the-art’ manufacturing facilities through a combination of improved yield and higher throughput. To address the market opportunity in these industries, the Company has developed ModelWare®, a complete software solution that major semiconductor and flat-panel display companies use (in a ‘24/7’ environment) to provide them with a competitive advantage in the manufacture of their products.

The accompanying unaudited consolidated financial statements include all information and footnote disclosures required under Canadian generally accepted accounting principles for interim financial statements.

The unaudited consolidated balance sheets, statements of operations and other comprehensive income, shareholders’ equity and statements of cash flows have been prepared in accordance with Canadian generally accepted accounting principles. There are no material measurement differences between Canadian GAAP and U.S. GAAP for the six months ended June 30, 2008 — see note 11. These financial statements follow the same accounting policies and methods of applications as the most recent annual consolidated financial statements dated December 31, 2007, except for new accounting policies adopted as disclosed in note 2. These financial statements should be read in conjunction with the annual consolidated financial statements and notes thereto for the fiscal year ended December 31, 2007.

These financial statements have been prepared on a going concern basis notwithstanding the fact that the Company has reported net losses in four of its last five years of operation. The continuation of the Company as a going concern is dependent upon the attainment of profitable operations and upon the Company’s continuing ability to raise sufficient additional financing as required. While management anticipates revenue from its current products and related services, there is no assurance that the Company will earn sufficient revenue to maintain its future operations. Consequently, the Company would have to raise additional funds in the future in order to maintain operations. There is no assurance that sufficient additional financing will be available. If such funds are unavailable or are not available on acceptable terms, the Company may be unable to maintain its future operations, take advantage of opportunities, develop new products or otherwise respond to competitive pressures. Certain conditions and events such as those described above may cast substantial doubt on the Company’s ability to continue as a going concern. It is uncertain whether Triant can generate enough revenue in the near term to sustain its operations in the absence of additional financing, which is problematic given the current state of capital markets, or in the absence of corporate restructuring or concluding a strategic initiative.

2.	Change in accounting policies:

Effective January 1, 2008, the Company adopted the new accounting standards related to financial instruments that were issued by the Canadian Institute of Chartered Accountants (CICA). These accounting policy changes were adopted on a prospective basis with no restatement of prior period financial statements. The new standards and accounting policy changes are as follows:

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)
Six-month periods ended June 30, 2008 and 2007
2.	Change in accounting policies (continued):
(a)	Inventories:

In June 2007, the CICA issued new Handbook Section 3031, Inventories, which replaces CICA 3030, Inventories. This new standard requires inventories to be measured at the lower of cost and net realizable value, provides guidance on the determination of cost and requires the reversal of prior period write-downs when the net realizable value of impaired inventory subsequently recovers. The adoption of this standard had no material impact on the Company’s unaudited interim consolidated financial statements.

(b)	Capital disclosures:

In December 2006, the CICA issued Handbook Section 1535, Capital Disclosures. This section requires an entity to disclose information to enable users of its financial statements to evaluate the entity’s objectives, policies and processes for managing capital. This new disclosure is provided in note 8.

(c)	Financial instruments — disclosures and presentation:

In December 2006, the CICA issued Handbook Section 3862, Financial Instruments - Disclosures, and Section 3863, Financial Instruments — Presentation. These standards enhance existing disclosures in previously issued Section 3861, Financial Instruments - Disclosure and Presentation. Section 3862 describes the required disclosures relating to risks arising from recognized and unrecognized financial instruments and how those risks are managed. Section 3863 establishes standards for presentation of financial instruments and non-financial derivatives. The new disclosure requirements are presented in note 7.

(d)	Financial statement presentation:

In April 2007, the CICA Accounting Standards Board amended Section 1400, General Standards of Financial Statement Presentation. These amendments require management to disclose any uncertainties that cast significant doubt on the entity’s ability to continue as a going concern. In assessing whether the going concern assumption is appropriate, management must take into account all available information about the future, which is at least, but is not limited to, 12 months from the balance sheet date. The additional disclosures required as a result of adopting these standards are included in note 1.
3.	Inventory:

As at June 30, 2008, total inventory of $151,389 (December 31, 2007 — $170,565) included work-in-progress inventory of $14,883 (December 31, 2007 — $22,440), which is valued on a percentage of completion basis based on cost, and finished goods inventory of $136,506 (December 31, 2007 — $148,125), which is valued at the lower of cost and estimated net realizable value.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)
Six-month periods ended June 30, 2008 and 2007
4.	Stock-based compensation expense:

The Company recorded a charge to earnings for stock-based compensation expense for the six months ended June 30, 2008 and 2007 for stock options granted to employees and directors based on a fair value approach using the Black-Scholes option pricing model. During the six months ended June 30, 2008, there were no stock options granted. Consequently, the option-pricing model assumptions and resulting stock option value per share are not applicable. The assumptions used and the resulting stock option valuations for the six months ended June 30, 2008 and 2007 are summarized as follows:

	Six months ended
	June 30,
	2008	2007

Stock-based compensation expense	$41,580	$52,783

Option-pricing model assumptions:
Dividends paid	N/a	Nil
Expected volatility	N/a	167%
Expected life	N/a	3 years
Risk-free interest rate	N/a	4.04%

Stock option value per share	N/a	$2.93

During the six months ended June 30, 2008, stock options lapsed for 33,850 shares at exercise prices ranging from $1.10 to $6.50 per share.
As at June 30, 2008, there were 402,100 stock options issued and outstanding at exercise prices ranging from $0.49 to $5.00 with remaining contractual lives ranging from 0.5 to 4.0 years. The Company also had 236,270 shares reserved for future grants of stock options.
5.	Changes in operating assets and liabilities:

The effect on cash flows from changes in operating assets and liabilities for the six months ended June 30, 2008 and 2007 are as follows:

	Six months ended
	June 30,
	2008	2007

Accounts receivable:
Trade	$72,330	$103,610
Other	71,444	(13,035)
Inventory	19,176	758
Prepaid expenses and other	36,247	122,946
Accounts payable	(90,743)	(55,444)
Accrued liabilities	511	(436,651)
Deferred revenue	57,585	(49,579)

	$166,550	$(327,395)

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)
Six-month periods ended June 30, 2008 and 2007
6.	Segmented and other information:

The Company operates in one segment being developing and deploying equipment health monitoring and advanced fault detection solutions.

Information related to geographical areas for the six months ended June 30, 2008 and 2007 are as follows:

	Six months ended
	June 30,
	2008	2007

Revenue:
Asia	$1,744,868	$1,455,757
United States	219,333	294,263
Europe	42,670	81,704

	$2,006,871	$1,831,724

The Company attributes revenue among geographical areas based on the location of its customers. Long-lived assets consist of property, plant and equipment, substantially all of which are located in Canada.
7.	Financial instruments:

The Company, through its financial assets and liabilities, has exposure to the following risks from its use of financial instruments: credit risk, liquidity risk, and market risk. The following analysis provides a measurement of risks as at the balance sheet date of June 30, 2008.
(a)	Credit risk:

Credit risk is the risk of loss resulting from the failure of a customer or counterparty to meet its contractual obligations to the Company. The carrying amount of financial assets represents the Company’s estimate of maximum credit exposure.

The Company’s principal financial assets are cash and cash equivalents and accounts receivable, which represent the Company’s exposure to credit risk in relation to financial assets.

The Company’s credit risk is primarily attributable to its trade accounts receivable. The Company currently derives revenue primarily from a limited number of customers in the semiconductor industry. As these customers are generally major multinational corporations, credit risks on trade accounts receivable are considered to be minimal. Historically, the Company has not had any significant bad debts expense. For the six months ended June 30, 2008, the two largest customers of the Company accounted for 57% and 13% of revenue, respectively. Comparatively, for the six months ended June 30, 2007, the two largest customers of the Company accounted for 38% and 26% of revenue, respectively.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)
Six-month periods ended June 30, 2008 and 2007
7.	Financial instruments (continued):

The credit risk on cash and cash equivalents is limited because the counterparties are generally banks and corporations with high credit-ratings assigned by international credit-rating agencies. The Company invests its excess cash principally in money market funds and investment grade securities. The Company has established guidelines relative to diversification and maturities that maintain safety and liquidity.
(b)	Liquidity risk:

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities. The Company currently maintains liquidity through the generation of cash flows from operations and borrowing under existing line of credits, and believes these sources will be adequate to meet all future obligations.

During the six months ended June 30, 2008, the Company maintained a $500,000 operating line of credit from HSBC Bank Canada under Export Development Canada’s (EDC) Master Accounts Receivable Guarantee program.

This credit facility bears interest at the bank’s prime rate plus 1.25% per annum and is secured by a general security agreement, a general assignment of book debts and Master Accounts Receivable Guarantee (MARG) program with Export Development Canada, an assignment of all risk insurance coverage and a cash term deposit of $50,000. At June 30, 2008, there was no balance outstanding on this credit facility.

(c)	Market risk:

Market risk arises from changes in market prices and rates (including interest rates, foreign exchange rates and equity prices), the correlations among them, and their levels of volatility. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.
(i)	Currency Risk:

The Company undertakes transactions denominated in foreign currencies (mainly in United States dollars) and as such is exposed to price risk due to fluctuations in foreign exchange rates. During the six months ended June 30, 2008 and 2007, 100% ($2,006,871) and 100% ($1,831,724) of the Company’s revenue was denominated in United States dollars, respectively. At June 30, 2008 and December 31, 2007, 100% ($526,485) and 100% ($598,815) of trade accounts receivable were denominated in United States dollars, respectively. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)
Six-month periods ended June 30, 2008 and 2007
7.	Financial instruments (continued):
Any increase (decrease) in the relative value of the U.S. dollar to the Canadian dollar results in increased (decreased) revenue and net earnings to the Company as the majority of the expenses of the Company are denominated in Canadian dollars. For example, if the relative value of the U.S. dollar to the Canadian dollar had increased (decreased) by an additional 1.0% for the six months ended June 30, 2008, then revenue would have increased (decreased) by approximately $20,069; cost of revenue and operating expenses would have increased (decreased) by approximately $2,691 in aggregate; and net loss would have decreased (increased) by $17,378. The Company does not hedge foreign currency transactions nor funds held and denominated in U.S. dollars.
(d)	Fair Values and classification of financial instruments:

The fair values of financial assets and liabilities, together with the carrying amounts shown in the consolidated balance sheet are as follows:

	June 30, 2008		December 31, 2007
	(Unaudited)		(Audited)
	Carrying	Fair	Carrying	Fair
	Amount	alue	Amount	Value

Cash and cash equivalents (cash equivalents are measured at fair value)	$410,153	$410,153	$995,106	$995,106

Restricted cash	50,000	50,000	—	—

Trade and other accounts receivable measured at amortized cost	599,703	526,485	743,477	743,477

Accounts payable and accrued liabilities measured at amortized cost	301,908	301,908	392,140	392,410

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, deposits and accounts payable approximates their fair value at June 30, 2008 and December 31, 2007 due to the short-term nature of these financial instruments.
8.	Capital management:

The Company’s objective is to increase its capital base so as to maintain investor, creditor and market confidence and to sustain current and future development of the business. This is accomplished by increasing the value of the Company’s assets through internal growth and having that reflected in the share price. The Company considers the items included in the consolidated shareholders’ equity and the line of credit as capital and may issue new shares, draw on its line of credit or raise debt to maintain its capital structure. At this time the Company has not utilized its line of credit as part of its capital management program. The Company has no externally imposed capital requirements.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)
Six-month periods ended June 30, 2008 and 2007
9.	Related party transactions:

During the six months ended June 30, 2008 and 2007, the Company incurred expenses of $Nil and $11,900, respectively for consulting services from one of its non-management directors.

10.	Future changes in accounting policies:

The CICA has announced several future changes in accounting policy which will affect the financial statements of the Company subsequent to June 30, 2008. The significant changes are as follows:
(a)	Goodwill and Intangible Assets:

In October 2007, the CICA approved Handbook Section 3064, Goodwill and Intangible Assets, which replaces the existing Handbook Sections 3062, Goodwill and Other Intangible Assets and 3450 Research and Development Costs. This standard is effective for the Company’s interim and annual consolidated financial statements relating to fiscal years beginning on or after January 1, 2009. The standard provides guidance on the recognition, measurement and disclosure requirements for goodwill and intangible assets. The Company is currently assessing the impact of these new accounting standards on its consolidated financial statements.

(b)	International financial reporting standards:

The Accounting Standards Board (AcSB) establishes financial accounting and reporting standards for use by Canadian companies. It also participates in the development of internationally accepted accounting standards. The AcSB is accountable to the Accounting Standards Oversight Council, an independent body established in September 2000 by the CICA. On February 13, 2008, the AcSB announced the use of International Financial Reporting Standards (IFRS) will be required for fiscal years beginning on or after January 1, 2011 for publicly accountable profit-oriented enterprises including listed companies. IFRS will replace Canada’s current GAAP. Companies will be required to provide comparative IFRS information for the previous fiscal year. The Company is currently assessing the impact of the adoption of IFRS on its consolidated financial statements.
11.	Differences between Canadian GAAP and U.S. GAAP:

The consolidated financial statements have been prepared in accordance with Canadian GAAP which, as applied by the Company, differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Under US GAAP, when computing the stock compensation expense under Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, the Company is required to estimate the forfeitures when the awards are granted whereas the Company, as allowed under Canadian GAAP, opted to recognize forfeitures as they occurred. The Company has reviewed the impact of the accounting differences between Canadian and US GAAP and concluded that the impact was immaterial for all presented periods.

12.	Subsequent Event:

On August 27, 2008, the Company announced that it had entered into an agreement to sell substantially all of the assets of Triant Technologies, Inc. to PDF Solutions, Inc., a company based in San Jose, CA, United

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian dollars)
Six-month periods ended June 30, 2008 and 2007
States, pursuant to the terms of a purchase agreement (the “Purchase Agreement”). The transactions contemplated by the Purchase Agreement closed on October 7 2008. Under the terms of the Purchase Agreement, PDF Solutions, Inc. acquired substantially all of the assets of Triant’s Fault Detection & Classification business excluding certain receivables but, including certain customer contracts and technologies in consideration for approximately $1.6 million in cash.

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
Triant Holdings Inc.
We have audited the accompanying consolidated balance sheet of Triant Holdings Inc. (the “Company”) as of December 31, 2007 and the related consolidated statement of operations and comprehensive income (loss), shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The accompanying consolidated financial statements of the Company as of December 31, 2006, were audited by other auditors whose report thereon dated March 16, 2007, expressed an unqualified opinion on those statements.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with Canadian generally accepted accounting principles.
Canadian generally accepted accounting principles vary in certain significant respects from US generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 16 to the consolidated financial statements.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Chartered Accountants
Vancouver, Canada
February 26, 2008 except as for Note 14 which is at November 7, 2008

TRIANT HOLDINGS INC.
Consolidated Balance Sheet
(Audited)
(Expressed in Canadian dollars)
December 31, 2007, with comparative figures for 2006

	2007	2006

Assets

Current assets:
Cash and cash equivalents	$995,106	$3,000,615
Accounts receivable:
Trade	598,815	1,057,204
Other	144,662	177,401
Inventory (note 3(a))	170,565	203,385
Prepaid expenses and other	183,408	272,874

	2,092,556	4,711,479

Property, plant and equipment (note 3(b))	183,643	166,506

	$2,276,199	$4,877,985

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$109,718	$179,273
Accrued liabilities (note 3(c))	282,422	739,829
Deferred revenue	146,582	606,886

	538,722	1,525,988

Shareholders’ equity:
Capital stock:
Preferred shares:
Authorized: No maximum, without par value Issued and outstanding: December 31, 2007 and December 31, 2006 - nil
Common shares:
Authorized: No maximum, without par value Issued and outstanding: December 31, 2007 - 4,170,399 and December 31, 2006 - 4,140,789	36,809,322	36,739,395
Contributed surplus	3,399,100	3,306,606
Deficit	(38,470,945)	(36,694,004)

	1,737,477	3,351,997

	$2,276,199	$4,877,985

Commitments (note 8)
Subsequent events (note 14)
See accompanying notes to consolidated financial statements.
Approved on behalf of the Board:

/s/ Robert Heath	Director	/s/ Richard B. Grogan	Director

Robert Heath		Richard B. Grogan

TRIANT HOLDINGS INC.
Consolidated Statement of Operations and Comprehensive Income (Loss)
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007, with comparative figures for 2006

	2007	2006

Revenue:
Licenses and products	$924,853	$3,310,434
Services and maintenance	2,764,898	3,020,273

	3,689,751	6,330,707

Cost of revenue	1,071,921	1,630,372

Gross margin	2,617,830	4,700,335

Operating expenses:
Selling, general and administrative	2,559,347	2,722,057
Research and development	2,033,230	1,971,134

	4,592,577	4,693,191

Earnings (loss) from operations	(1,974,747)	7,144

Interest and other income	64,955	95,869
Foreign exchange gains (losses)	(201,292)	37,559
Gain on sale of marketable securities (note 10)	334,143	—
Gain on dilution of subsidiary interest (note 10)	—	950,000

Net earnings (loss) and comprehensive income (loss) for the year	$(1,776,941)	$1,090,572

Earnings (loss) per common share (note 11):
Basic	$(0.43)	$0.26
Diluted	(0.43)	0.26

Weighted average number of common shares outstanding (note 11):
Basic	4,164,254	4,140,789
Diluted	4,164,254	4,208,003

See accompanying notes to consolidated financial statements.

TRIANT HOLDINGS INC.
Consolidated Statement of Shareholders’ Equity
(Audited)
(Expressed in Canadian dollars)

	Common shares		Contributed
	Shares	Amount	surplus	Deficit	Total

Balance, December 31, 2005	4,140,789	$36,739,395	$3,149,493	$(37,784,576)	$2,104,312

Stock-based compensation (note 2(k))	—	—	157,113	—	157,113
Net earnings for the year	—	—	—	1,090,572	1,090,572

Balance, December 31, 2006	4,140,789	36,739,395	3,306,606	(36,694,004)	3,351,997

Issued for cash:
Exercises of stock options	29,610	50,985	—	—	50,985
Transfer from contributed surplus to share capital on exercise of options	—	18,942	(18,942)	—	—
Stock-based compensation (note 2(k))	—	—	111,436	—	111,436
Net loss and other comprehensive income for the year	—	—	—	(1,776,941)	(1,776,941)

Balance, December 31, 2007	4,170,399	$36,809,322	$3,399,100	$(38,470,945)	$1,737,477

See accompanying notes to consolidated financial statements.

TRIANT HOLDINGS INC.
Consolidated Statement of Cash Flows
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007, with comparative figures for 2006

	2007	2006

Cash provided by (used in):

Operations:
Net earnings (loss) and comprehensive income (loss) for the year	$(1,776,941)	$1,090,572
Items not affecting cash:
Amortization	50,978	49,065
Stock-based compensation (note 2(k))	111,436	157,113
Gain on sale of marketable securities (note 10)	(334,143)	—
Gain on dilution of subsidiary interest (note 10)	—	(950,000)
Changes in operating assets and liabilities (note 5)	(373,852)	(1,182,176)

Net cash (used in) operating activities	(2,322,522)	(835,426)

Financing:
Common shares issued for cash, net of issue costs	50,985	—

Net cash provided by financing activities	50,985	—

Investments:
Acquisition of property, plant and equipment	(68,115)	(45,984)
Proceeds from sale of marketable securities, net (note 10)	334,143	—
Proceeds from dilution of subsidiary interest, net (note 10)	—	950,000

Net cash provided by investing activities	266,028	904,016

Increase (decrease) in cash and cash equivalents	(2,005,509)	68,590

Cash and cash equivalents, beginning of year	3,000,615	2,932,025
Cash and cash equivalents, end of year	$995,106	$3,000,615

Cash and cash equivalents are comprised of:
Cash	$995,106	$1,208,640
Cash equivalents	—	1,791,975

	$995,106	$3,000,615

See accompanying notes to consolidated financial statements.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
1. Nature of business and future operations:
The Company designs, develops and markets sophisticated equipment health monitoring and fault detection software solutions and related services for the global semiconductor and flat-panel display industries. The Company provides innovative solutions that enable its customers to lower the production costs in their ‘state-of-the-art’ manufacturing facilities through a combination of improved yield and higher throughput. To address the market opportunity in these industries, the Company has developed ModelWare®, a complete software solution that major semiconductor and flat-panel display companies use (in a ‘24/7’ environment) to provide them with a competitive advantage in the manufacture of their products.
These financial statements have been prepared on a going concern basis notwithstanding the fact that the Company has reported net losses in four of its last five years of operation. The continuation of the Company as a going concern is dependent upon the attainment of profitable operations and upon the Company’s continuing ability to raise sufficient additional financing as required. While management anticipates revenue from its current products and related services, there is no assurance that the Company will earn sufficient revenue to maintain its future operations. Consequently, the Company may have to raise additional funds in the future in order to maintain operations. There is no assurance that sufficient additional financing will be available, if at all, on terms favourable to the Company. If such funds are unavailable or are not available on acceptable terms, the Company may be unable to maintain its future operations, take advantage of opportunities, develop new products or otherwise respond to competitive pressures. Certain conditions and events such as those described above may cast substantial doubt on the Company’s ability to continue as a going concern.
2. Significant accounting policies:
These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP) and reflect the significant accounting policies outlined below. For material measurement differences between Canadian GAAP and U.S. GAAP see note 16.
(a)	Consolidation:

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated upon consolidation.

(b)	Foreign exchange:

The Company’s functional currency is the Canadian dollar. The accounts of the Company and its subsidiaries are expressed in Canadian dollars. Monetary assets and liabilities denominated in other than the Canadian dollar are translated into Canadian dollars at the exchange rates in effect at the balance sheet dates. Other balance sheet items and revenues and expenses are translated at the rates prevailing on the respective transaction dates. Translation gains and losses relating to monetary items are included in operations.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
2. Significant accounting policies (continued):
(c)	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and for the periods presented. Estimates are used for, but not limited to, determining the allowance for doubtful accounts, determination of the net recoverable amount of property, plant and equipment, compensation accruals, warranty provision, determination of the fair value of multiple element revenue arrangements (including installation periods), amortization, stock-based compensation, income taxes, and contingencies. Actual results may differ from those estimates.

(d)	Cash and cash equivalents:

The Company invests certain of its excess cash in cash equivalents which are highly liquid money market instruments with an original maturity of 90 days or less.

(e)	Inventory:

Inventory is valued at the lower of cost and estimated net realizable value.

(f)	Research and development costs:

Research costs are expensed when incurred. Development costs are capitalized to the extent that recovery of these costs is reasonably assured, and are amortized over the life of the related product. No development costs have been capitalized as at December 31, 2007 and 2006.

(g)	Property, plant and equipment:

Property, plant and equipment are recorded at cost and amortized over the estimated useful lives of the assets on the following bases:

Computer hardware and software	30% per annum declining balance basis
Furniture and equipment	20% per annum declining balance basis
Leasehold improvements	straight-line over the lesser of the lease term and the useful life of the improvement
The Company periodically evaluates the recoverability of its property, plant and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimates of future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. During the years ended December 31, 2007 and 2006, no impairment of property, plant and equipment was identified by the Company.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
2. Significant accounting policies (continued):
(h)	Revenue recognition:

The Company’s revenue is derived from the following sources:
(i)	Licenses, products, and services:

Revenues from software license agreements are recognized upon delivery of software if persuasive evidence of an arrangement exists, collection is probable, the fee is fixed or determinable, and vendor-specific objective evidence exists to allocate the total fee to elements of the arrangement. Vendor-specific objective evidence is typically based on the price charged when an element is sold separately, or, in the case of an element not yet sold separately, the price established by authorized management, if it is probable that the price, once established, will not change before market introduction. Elements included in multiple element arrangements could consist of software products, upgrades, enhancements, or customer support services. If an acceptance period is required, revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period. The Company’s agreements with its customers, value-added resellers and distributors do not contain product return rights (except for product defects).

Service revenues are primarily related to training and customer support services performed on a time-and-materials basis under separate service arrangements related to the use of the Company’s products. Revenues from services are recognized as services are performed.

If a transaction includes both license and service elements, license fee revenues are recognized on shipment of the software, provided that services do not include significant customization or modification of the base product, and the payment terms for licenses are not subject to acceptance criteria. Where installation services are essential to the functionality of the base product, then revenue is recognized on a percentage of completion basis over the period of installation. In cases where license fee payments are contingent on acceptance of services, the Company defers recognition of revenues from both the license and the service elements until the acceptance criteria are met.

(ii)	Maintenance:

Revenue related to maintenance agreements for supporting and maintaining the Company’s products is recognized ratably over the term of the agreement, generally one year. Where the Company enters into arrangements for the sale of software licenses and maintenance, the Company accounts for such transactions as multiple element arrangements and allocates the consideration received to each element, based on vendor specific objective evidence of the price charged for elements separately. As a result, revenues recognized from maintenance and license agreements may vary depending on the allocation determined by the Company.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
2. Significant accounting policies (continued):
(i)	Cost of revenue:

Cost of revenue consists primarily of commissions, salaries and benefits, travel, allocated overhead costs, warranty, freight and brokerage and other costs directly associated with revenue.

(j)	Warranty:

A provision for potential warranty claims is provided for at the time that the sale is recognized based on warranty terms and prior experience and is included in cost of revenue.

(k)	Stock-based compensation:

The Company recorded a charge to earnings for stock-based compensation expense for the years ended December 31, 2007 and 2006 for stock options granted to employees and directors based on a fair value approach using the Black-Scholes option pricing model. The assumptions used and the resulting stock option valuations for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006

Stock-based compensation expense	$111,436	$157,113

Option-pricing model assumptions:
Dividends paid	Nil	Nil
Expected volatility	106%	140%
Expected life	3 years	3 years
Risk-free interest rate	4.04%	4.16%
Stock option value per share	$1.37	$0.46

(l)	Income taxes:

Future income taxes relate to the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax values. Future tax assets, if any, are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment or substantive enactment.

(m)	Earnings (loss) per common share:

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period using the treasury stock method. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants unless their effect is antidilutive (see also Note 11).

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
2. Significant accounting policies (continued):
(n)	Financial Instruments:

Effective January 1, 2007, the Company adopted the new accounting standards related to financial instruments that were issued by the Canadian Institute of Chartered Accountants (CICA). These accounting policy changes were adopted on a prospective basis with no restatement of prior period financial statements. The new standards and accounting policy changes are as follows:
(i)	Comprehensive income (CICA Handbook Section 1530):

Comprehensive income is the change in shareholders’ equity during a period from transactions and other events and circumstances from non-owner sources. In accordance with this new standard, the Company reports a consolidated statement of comprehensive income and a new category, accumulated other comprehensive income, is added to the shareholders’ equity section of the consolidated balance sheet for any unrealized gains and losses on financial assets classified as available for sale. The Company had no other comprehensive income or loss transactions during the year ended December 31, 2007 and no opening or closing balances for accumulated comprehensive income or loss.

(ii)	Financial instruments – recognition and measurement (CICA Handbook Section 3855) and disclosure and presentation (CICA Handbook Section 3861):

In accordance with these new standards, the Company now classifies all financial instruments as either held-for-trading, available for sale, held-to-maturity, loans and receivables or other financial liabilities. Financial instruments classified as held-for-trading are measured at fair value with unrealized gains and losses recognized in operating results. Financial instruments classified as available for sale are measured at fair value with unrealized gains and losses recognized in other comprehensive income. Financial instruments classified as held-to-maturity, loans and receivables or other financial liabilities are measured at amortized cost.

Upon adoption of these new standards, the Company has designated its cash and cash equivalents as held-for-trading, which are measured at fair value. Accounts receivable are classified as loans and receivables, which are measured at amortized cost. Accounts payable and accrued liabilities are classified as other liabilities, which are measured at amortized cost.

During the year ended December 31, 2007, the Company had neither available for sale nor held-to-maturity financial instruments.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
3. Balance sheet details:
(a)	Inventory:

	2007	2006

Work-in-progress	$22,440	$55,858
Finished goods	148,125	147,527

	$170,565	$203,385

(b)	Property, plant and equipment:

		Accumulated	Net book
2007	Cost	amortization	value

Computer hardware and software	$389,208	$222,872	$166,336
Furniture and equipment	29,400	21,159	8,241
Leasehold improvements	28,090	19,024	9,066

	$446,698	$263,055	$183,643

		Accumulated	Net book
2006	Cost	amortization	value

Computer hardware and software	$319,911	$176,380	$143,531
Furniture and equipment	30,821	19,178	11,643
Leasehold improvements	28,090	16,758	11,332

	$378,822	$212,316	$166,506

(c)	Accrued liabilities:

	2007	2006

Compensation payable	$86,302	$556,827
Warranty provision	50,000	50,000
Other	146,120	133,002

	$282,422	$739,829

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
4. Capital stock:
(a)	Shareholder rights plan:

The Company has a Shareholder Rights Plan, which is intended to provide the Board of Directors (the Board) of the Company and its shareholders with a reasonable period of time to fully consider any unsolicited take-over bid. It also provides the Board with more time to consider and pursue, if appropriate, other alternatives for the purpose of maximizing shareholder value. At the Company’s annual general meeting of shareholders held on June 20, 2007, the shareholders approved the extension of the expiration time of this plan for a further five years from February 21, 2008 to February 21, 2013. This plan has one remaining five-year renewal option subject to shareholders’ approval.

(b)	Stock-based compensation:
(i)	2005 Share incentive plan:

The Share Incentive Plan provides for equity participation in the Company by its directors, officers, employees and consultants through the grant of stock options to purchase common shares of the Company and through the grant of bonuses payable in common shares of the Company. This plan, as approved by the shareholders, authorizes the directors to grant stock options and bonus shares within the limitations of this plan and subject to the rules of applicable regulatory authorities. The exercise price of stock options granted under this plan is at not less than fair market value as approved by the Toronto Stock Exchange, and the price of bonus shares is at market. The stock options generally may be exercisable for a period of up to five years and generally vest over three years. At the Company’s annual general meeting of shareholders held on June 20, 2007, the shareholders approved the elimination of the June 26, 2007 expiry date of this plan and certain other amendments to this plan.

At December 31, 2007, the Company had 202,420 common shares available for future grants of stock options.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
4. Capital stock (continued):
(b)	Stock-based compensation (continued):
(i)	2005 Share incentive plan (continued):

The following table summarizes the status of stock options at December 31, 2007 and 2006 and the changes during the years then ended:

	2007		2006
		Weighted		Weighted
		average		average
	Number	exercise	Number	exercise
	of shares	price	of shares	price

Outstanding, beginning of year	444,850	$2.00	475,700	$4.95
Granted	119,250	2.09	187,000	0.63
Exercised	(29,610)	1.72	—	—
Lapsed	(98,540)	2.73	(217,850)	7.27

Outstanding, end of year	435,950	$1.88	444,850	$2.00

Exercisable, end of year	312,200	$2.06	268,600	$2.82

The following table summarizes information about stock options outstanding and exercisable at December 31, 2007:

	Weighted		Weighted		Weighted
	average	Number of	average	Number of	average
Exercise	remaining years	options	exercise	options	exercise
price range	of contractual life	outstanding	price	exercisable	price

$0.49 to $0.90	3.8	184,500	$0.59	97,850	$0.61
$1.10 to $1.80	2.2	120,200	1.50	116,300	1.51
$2.40 to $3.75	3.3	78,500	3.39	45,300	3.23
$4.00 to $6.50	1.0	52,750	4.98	52,750	4.98

	2.9	435,950	$1.88	312,200	$2.06

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
5. Changes in operating assets and liabilities:
The effect on cash flows from changes in operating assets and liabilities for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006

Accounts receivable:
Trade	$458,389	$(784,105)
Other	32,739	(162,627)
Inventory	32,820	(54,720)
Prepaid expenses and other	89,466	(13,876)
Accounts payable	(69,555)	(304,060)
Accrued liabilities	(457,407)	119,500
Deferred revenue	(460,304)	17,712

	$(373,852)	$(1,182,176)

6. Segmented and other information:
The Company operates in one segment being developing and deploying equipment health monitoring and advanced fault detection solutions.
Information related to geographical areas for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006

Revenue:
Asia	$2,871,301	$5,049,863
United States	541,767	1,042,990
Europe	276,683	237,854

	$3,689,751	$6,330,707

The Company attributes revenue among geographical areas based on the location of its customers. Long-lived assets consist of property, plant and equipment, substantially all of which are located in Canada.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
7. Income taxes:
The reported income tax expense (recovery) differs from the amount computed by applying the Canadian basic statutory rates to the net income (loss). The reasons for this difference and the related tax effects are as follows:

	2007	2006

Canadian basic statutory rate	34.12%	34.12%

Expected income tax expense (recovery)	$(606,292)	$372,103
Permanent and other differences	54,249	26,653
Gain on dilution of subsidiary interest (note 10)	—	(324,140)
Utilization of prior year losses	—	(74,616)
Change in valuation allowance	552,043	—

	$—	$—

Future income taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Significant components of the Company’s future tax assets and liabilities are as follows:

	2007	2006

Future income tax assets:
Tax loss carryforwards	$594,505	$74,617
Research and development expenses	—	—
Book and tax base differences on assets	57,489	25,334
Valuation allowance for future income tax assets	(651,994)	(99,951)

Net future income tax assets	$—	$—

Due to the uncertainty surrounding the realization of future income tax assets, the Company has a 100% valuation allowance against its future income tax assets.
In Canada at December 31, 2007, the Company has approximately $2,201,000 of losses for tax purposes available at various dates until 2027, to be carried forward and applied against future income for tax purposes. The potential future tax benefit relating to this item has not been reflected in these consolidated financial statements.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
8. Commitments:
The aggregate minimum future payments under operating leases and other commitments for the years ended December 31 is as follows:

2008	$153,986
2009	153,986
2010	64,161

$372,133

9. Financial instruments:
(a)	Fair value:

The Company has financial instruments which include cash and cash equivalents, accounts receivable, deposits and accounts payable. The carrying value of cash and cash equivalents, accounts receivable, deposits and accounts payable approximates fair value at December 31, 2007 and 2006.

(b)	Concentration of credit risk and economic dependence:

The Company currently derives revenue primarily from a limited number of customers in the semiconductor industry. As these customers are generally major multinational corporations, credit risks are considered to be minimal. Historically, the Company has not had any significant bad debts expense. For the year ended December 31, 2007, the two largest customers of the Company account for 33% (56% in 2006) and 29% (21% in 2006) of revenue, respectively. The Company invests its excess cash principally in money market funds and investment grade securities. The Company has established guidelines relative to diversification and maturities that maintain safety and liquidity.

(c)	Price risk:

The Company undertakes transactions denominated in foreign currencies (mainly in United States dollars) and as such is exposed to price risk due to fluctuations in foreign exchange rates. During the year ended December 31, 2007 and 2006, 97% ($3,582,251) and 100% ($6,330,707) of the Company’s revenue was denominated in United States dollars, respectively. At December 31, 2007 and 2006, 100% ($598,815) and 99.7% ($1,053,959) of trade accounts receivable were denominated in United States dollars, respectively. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
10. Gain on dilution of subsidiary interest:
As previously disclosed, on March 16, 2006 the Company announced that its wholly-owned subsidiary, Triant Technologies Inc. (Technologies), completed a private placement of $1.5 million of 5% Series A, convertible, unsecured, subordinated debentures maturing February 22, 2007, and convertible into non-voting common shares of Technologies. Concurrently, the Company received $1.25 million cash from Technologies related to this transaction.
As a result of the above transaction, the Company considered the guidance in the Canadian Institute of Chartered Accountants’ (CICA) Accounting Guideline 15, Consolidation of Variable Interest Entities (AcG-15). AcG-15 requires that the assets, liabilities, and results of a variable interest entity (VIE) be consolidated into the financial statements of an enterprise when that enterprise is the primary beneficiary of the VIE. In general, an entity is classified as a VIE if: (a) total equity is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) equity investors lack the direct or indirect ability to make decisions about an entity’s activities through voting rights; or (c) its equity investors do not absorb the expected losses of the entity if they occur or receive the expected residual returns of the entity if they occur. To determine if an investor in a VIE is the primary beneficiary, the investor must determine if it will absorb a majority of the VIE’s expected losses, receive a majority of the VIE’s expected returns, or both. An enterprise holding an interest in a VIE for which it is not the primary beneficiary does not consolidate the VIE, but is required to provide certain disclosures.
At the time of the above transaction, the Company analyzed its continuing interests in Technologies in accordance with AcG-15. Consequently, the Company determined that Technologies was a VIE primarily because its total equity was not sufficient to permit it to finance its activities without additional subordinated financial support. Although Technologies had been determined to be a VIE, the Company was not the primary beneficiary, as that term is defined in AcG-15, because it no longer held the majority economic interest in Technologies. Therefore, Technologies has not been consolidated in these financial statements.
As the Company no longer consolidated Technologies, the Company recognized a gain on dilution of subsidiary interest during the three months ended March 31, 2006 as follows:

Cash received from Technologies	$1,250,000
Less transaction costs	(300,000)

Gain on dilution of subsidiary interest	$950,000

At the time of the above transaction, Technologies had approximately $25 million in income tax loss carry forwards and other tax deductions. The potential benefit of these losses and other deductions was not reflected in the consolidated financial statements of the Company. As a result of the above transaction, these losses and other deductions are no longer available to the Company to reduce future taxable income.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
10. Gain on dilution of subsidiary interest (continued):
Technologies completed a financing with unrelated parties and pursuant to an Amalgamation Agreement dated June 6, 2006, was amalgamated with an unrelated private company to create a new private company, Trafalgar Energy Ltd. (Trafalgar), with each common share of Technologies being exchanged for one common share of Trafalgar. On September 21, 2006, Trafalgar completed a Plan of Arrangement with Daylight Energy Trust and Sequoia Oil & Gas Trust, including a consolidation of its common shares on a 3:1 basis. On September 26, 2006, Trafalgar was listed on the Toronto Stock Exchange under the trading symbol TFL. Consequently, the Company owned 83,334 common shares of Trafalgar (representing a remaining interest of less than 1% of the equity in Trafalgar) with a market value of $341,669 and a carrying value of $nil as at December 31, 2006. Subsequently, during the three months ended March 31, 2007, the Company sold all of these shares for net cash proceeds of $334,143 and recorded a corresponding gain on sale of marketable securities of $334,143.
11. Per share amounts:
Basic earnings (loss) per common share is calculated by dividing common share net earnings (loss) by the total weighted average number of common shares outstanding during the period. Diluted earnings per common share is calculated by dividing common share net earnings by the total weighted average number of common and common equivalent shares outstanding during the period using the treasury stock method for stock options.
The following table presents the reconciliation of the denominator of the calculation of basic and diluted total weighted average common shares outstanding for the years ended December 31, 2007 and 2006:

	2007	2006

Basic total weighted average common shares outstanding	4,164,254	4,140,789
Effect of dilutive securities:
Exercise of stock options	—	67,214

Diluted total weighted average common shares outstanding	4,164,254	4,208,003

For the years ended December 31, 2007 and 2006, certain outstanding stock options, in the amount of 435,950 and 291,350, respectively, were not included in the calculation of diluted earnings per common share because the exercise prices of those stock options were greater than the average market price of the common shares during the year.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
12. Related party transactions:
During the year ended December 31, 2007 and 2006, the Company incurred expense of $11,900 and $27,350, respectively, for consulting services from two of its non-management directors.
13. Comparative figures:
Certain comparative figures have been reclassified to conform with the current year’s financial statement presentation.
14. Subsequent events:
Subsequent to the year ended December 31, 2007, the Company reported on February 13, 2008 that it has secured a $500,000 operating line of credit from HSBC Bank Canada under Export Development Canada’s (EDC) Master Accounts Receivable Guarantee program.
On August 27, 2008, the Company announced that it had entered into an agreement to sell substantially all of the assets of Triant Technologies, Inc. to PDF Solutions, Inc., a company based in San Jose, CA, United States, pursuant to the terms of a purchase agreement (the “Purchase Agreement”). The transactions contemplated by the Purchase Agreement closed on October 7 2008. Under the terms of the Purchase Agreement, PDF Solutions, Inc. acquired substantially all of the assets of Triant’s Fault Detection & Classification business, excluding certain receivables, but including certain customer contracts and technologies in consideration for approximately $1.6 million in cash.
15. Future changes in accounting policies:
The CICA has announced several future changes in accounting policy which will affect the financial statements of the Company subsequent to December 31, 2007. The significant changes, along with the impact on the financial statements of the Company are as follows:
(a)	Inventories:

In June 2007, the CICA issued new Handbook Section 3031, Inventories, which replaces CICA 3030, Inventories. The new standard requires inventory to be measured at the lower of cost or net realizable value and requires any write-downs to be reversed if the value subsequently recovers, provides expanded guidance on the determination of cost, including the allocation of overhead and expands disclosures. The Company will adopt this new standard effective January 1, 2008, and does not expect the financial statements to be materially affected.

(b)	Capital disclosures:

In December 2006, the CICA issued Handbook Section 1535, Capital Disclosures. This section establishes standards for disclosing information about an entity’s objectives, policies and processes for managing capital. This standard is effective for interim and annual financial statements relating to fiscal years commencing on or after October 1, 2007 on a prospective basis. The Company will adopt this new standard effective January 1, 2008, and does not expect the financial statements to be materially affected.

TRIANT HOLDINGS INC.
Notes to Consolidated Financial Statements
(Audited)
(Expressed in Canadian dollars)
Year ended December 31, 2007
15. Future changes in accounting policies (continued):
(c)	Financial instruments – disclosures and presentation:

In December 2006, the CICA issued Handbook Section 3862, Financial Instruments — Disclosures, and Section 3863, Financial Instruments — Presentation. These standards enhance existing disclosures in previously issued Section 3861, Financial Instruments — Disclosure and Presentation. Section 3862 places greater emphasis on disclosures about risks related to recognized and unrecognized financial instruments and how those risks are managed. Section 3863 carries forward the same presentation standards as Section 3861. These new standards are effective for interim and annual financial statements relating to fiscal years commencing on or after October 1, 2007 on a prospective basis. The Company will adopt this new standard effective January 1, 2008, and does not expect the financial statements to be materially affected.

(d)	Financial statement presentation:

In April 2007, the CICA Accounting Standards Board amended Section 1400, General Standards of Financial Statement Presentation. These amendments require management to disclose any uncertainties that cast significant doubt on the entity’s ability to continue as a going concern. In assessing whether the going concern assumption is appropriate, management must take into account all available information about the future, which is at least, but is not limited to, 12 months from the balance sheet date. The Company will adopt this new standard effective January 1, 2008 on a prospective basis, and does not expect the financial statements to be materially affected.

(e)	International financial reporting standards:

The Accounting Standards Board (AcSB) establishes financial accounting and reporting standards for use by Canadian companies. It also participates in the development of internationally accepted accounting standards. The AcSB is accountable to the Accounting Standards Oversight Council, an independent body established in September 2000 by the CICA. On February 13, 2008, the AcSB announced the use of International Financial Reporting Standards (IFRS) will be required for fiscal years beginning on or after January 1, 2011 for publicly accountable profit-oriented enterprises including listed companies. IFRS will replace Canada’s current GAAP. Companies will be required to provide comparative IFRS information for the previous fiscal year. The Company is evaluating the impact of the adoption of IFRS.
16. Differences between Canadian GAAP and U.S. GAAP:
The consolidated financial statements have been prepared in accordance with Canadian GAAP which, as applied by the Company, differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). Under US GAAP, when computing the stock compensation expense under Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, the Company is required to estimate the forfeitures when the awards are granted whereas the Company, as allowed under Canadian GAAP, opted to recognize forfeitures as they occurred. The Company has reviewed the impact of the accounting differences between Canadian and US GAAP and concluded that the impact was immaterial for all presented periods.